EXHIBIT 99.2

Monsanto Company 800 North Lindbergh Blvd St. Louis, Missouri 63167

First-Quarter 2003
Supplemental Data
Unaudited

	First	First
Net sales by geography*	Quarter	Quarter
($ in millions)	2003	2002	Change

North America	$792	$884	(10)%
Latin America	$104	$81	28%
Europe-Africa	$210	$189	11%
Asia-Pacific	$41	$67	(39)%
TOTAL COMPANY	$1,147	$1,221	(6)%

Net trade receivables by geography*	March 31,	March 31,	Higher/
($ in millions)	2003	2002	(lower)

United States	$1,280	$1,321	$(41)
Argentina	$323	$566	$(243)
Brazil	$227	$434	$(207)
All other countries	$594	$677	$(83)
TOTAL COMPANY	$2,424	$2,998	$(574)

Gross profit	First Quarter	First Quarter
($ in millions)	2003	2002	Change

Roundup and other glyphosate-based agricultural herbicides	$95	$135	(30)%
All other agricultural productivity products	$135	$137	(1)%
Seeds and genomics	$303	$332	(9)%
TOTAL COMPANY	$533	$604	(12)%

*     Attributed to relevant Monsanto legal entities. For example, a sale from the United States to a customer in Latin America is reported as a U.S. export sale.

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